UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2011

Florida Bank Group, Inc.

(Exact name of registrant as specified in its charter)

Commission File Number: 000-53813

Florida	20-8732828
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

201 N. Franklin Street

Suite 2800

Tampa, FL 33602

(Address of principal executive offices, including zip code)

(813) 367-5270

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.02	Termination of a Material Definitive Agreement

On January 14, 2011, Florida Bank Group, Inc. (the “FBG” or the “Company”), parent company of Florida Bank, and Anderen Financial Inc. (“AFI”), parent company of Anderen Bank, agreed to terminate the Agreement and Plan of Merger dated as of July 14, 2010 by and among FBG, AFI and Franklin Acquisition Company, LLC, a wholly owned subsidiary of FBG. Neither entity is expected to incur any material termination penalties. FBG and AFI issued a joint press release announcing the termination of the Agreement and Plan of Merger on January 19, 2011. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated by reference herein.

Item 4.02	Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

On November 19, 2010 the Federal Reserve Bank of Atlanta (the “FRB”) issued a report at the conclusion of a regulatory examination of Florida Bank, which included financial data as of June 30, 2010. The Bank was instructed by the FRB to amend and resubmit its call report for the quarter ended June 30, 2010 to recognize a $5.9 million adjustment to the allowance for loan losses as of June 30, 2010, which it did. Prior to the issuance of the report, the Company had recorded in its financial statements, as of and for the three and nine months ended September 30, 2010, amounts that included $5.9 million of additional allowances for loan losses for specific customers. The Bank had also filed its call report for the quarter ending September 30, 2010 and the Company had filed its Quarterly Report on Form 10Q for the third quarter period ended September 30, 2010.

The majority of the adjustment related to the determination by the FRB that a small number of impaired loans were collateral dependent as of June 30, 2010, which management had judged to be other than collateral dependent as of June 30, 2010. As a result of information that subsequently became available to management, it determined that these loans were collateral dependent as of June 30, 2010 and September 30, 2010. The Company recognized a provision of $6.8 million during the quarter ended September 30, 2010, which included a provision relating to these loans. As a result of management’s determination that these loans should be recognized as collateral dependent as of June 30, 2010, management also determined that the provision should be recognized in that period.

On January 12, 2011, the Company’s Board of Directors determined that the Company will restate its financial statements for the three and six months ended June 30, 2010, and the three and nine months ended September 30, 2010 and will file amendments on Form 10-Q/A with the U.S. Securities and Exchange Commission for both periods as soon as practicable, to reflect these changes. The Company’s management performed an analysis with respect to any other potential additional adjustments that may be necessary or appropriate for these two periods and determined that there were none. The Company has discussed these matters with its independent registered public accounting firm.

Based on the determination to revise its unaudited consolidated financial statements for the three and nine months ended September 30, 2010, the Company’s management have taken steps recently to evaluate the Company’s internal control over financial reporting and disclosure controls and procedures, subsequent to September 30, 2010, and have concluded there is not a material weakness in their design of such internal controls and that the Company’s disclosure controls and procedures are effective.

This Current Report on Form 8-K contains forward-looking statements made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such statements speak only as of the date of this Current Report, and the Company assumes no obligation to update such forward-looking statements. Investors are cautioned that such forward-looking statements are subject to many risks and uncertainties, and may differ materially or adversely from the Company’s actual results or future events. Specifically, the anticipated effects of the restatement described above are preliminary and may be subject to change as the Company completes its analysis. Additional risks, uncertainties and other factors that may cause actual results to differ from expectations, are set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 and Forms 10-Q for the quarters ended March 31, 2010, June 30, 2010, and September 30, 2010, as on file with the Securities and Exchange Commission.

Item 8.01	Other Events

On January 12, 2011, FBG decided to terminate its previously announced private placement offering. All investors in the private placement offering will have any committed funds returned to them in accordance with the subscription documents.

Item 9.01	Financial Statements and Exhibits

(d)	Exhibits

99.1	Press Release dated January 19, 2011, Florida Bank Group, Inc. and Anderen Financial, Inc. Announce Termination of Agreement and Plan of Merger.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Florida Bank Group, Inc.

Date: January 19, 2011	By:	/s/ John Garthwaite
John Garthwaite
Chief Financial Officer